Exhibit 99.1

1855 Lockeway Dr.  Suite 501  •  Alpharetta, GA  30004  •  678-393-2651  •  Fax 678-393-2657

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Announces Second Quarter Fiscal 2010 Results

Alpharetta, GA — October 7, 2009— Cellu Tissue Holdings, Inc. (the “Company” or “Cellu Tissue”), a leading North American producer of consumer-oriented private label tissue with a growing presence in the value retail tissue market, today reported net income of $2.7 million for the quarter ended August 27, 2009 compared to a loss of $0.2 million in the second quarter 2008.

“The Company has continued to execute its strategy of leveraging our vertically integrated hardroll tissue manufacturing to grow our tissue converting operations,” said Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue Holdings.  “As a result of continued improvement in the business, we believe we will exceed the high end of our previously communicated Adjusted EBITDA guidance of $75 million to $80 million for the current fiscal year.”

As previously announced, in the second quarter of fiscal year 2009, the Company completed its acquisition of the Long Island, New York and Thomaston, Georgia tissue converting operations of Atlantic Paper & Foil (“APF”).  Accordingly, the results for the three and six months ended August 27, 2009 are impacted by the effects of APF’s operating results, as highlighted below.

Second Quarter 2010 Financial and Operating Results

Net sales for the Fiscal 2010 three month period increased $4.8 million, or 3.6%, to $137.8 million from $133.0 million for the comparable prior year period.  During the Fiscal 2010 three month period, we sold 89,328 tons of tissue hardrolls, machine-glazed tissue hardrolls and converted tissue products, an increase of 4,291 tons, or an increase of 5.0% over the comparable prior year period.   During the quarter, we in-sourced an additional 6,046 tons of hardrolls for our converting operations that were previously purchased on the hardroll market in the prior year.  This served to reduce external hardroll shipments by a similar amount and improved our overall sales mix due to higher selling prices for converted tissue products.  This is consistent with our strategy to increase the vertical integration of the acquired operations, supporting improved quality control and profitability.    Net selling price per ton decreased to $1,519 during the current period from $1,554 during the prior year period.  This decrease in price primarily reflects the downward pricing pressure brought on by lower pulp prices, which was partially offset by the impact of mix improvements.

Gross profit was $22.6 million for the Fiscal 2010 three month period, or an increase of $11.6 million from $11.0 million in the comparable prior year period.  As a percentage of net sales, gross profit increased to 16.4% in the Fiscal 2010 three month period from 8.3% in the fiscal 2009 three month period.  The improvement was primarily driven by the overall volume, mix and selling price changes as discussed above, as well as favorable improvements in pulp pricing and lower energy costs.

Income from operations for the second quarter ended August 27, 2009 was $16.2 million compared to $5.7 million for the comparable period in the prior fiscal year.  The overall increase is the result of the increase in gross profit as noted above, offset partially by higher selling, general and administrative expense in connection with increased incentive compensation expense.

Debt Refinancing

During the second quarter of Fiscal 2010 the Company refinanced its long-term debt, which resulted in higher overall interest rates and extended the overall maturity of the majority of long-term debt.  The new 11½ % Senior Secured Notes due in 2014 (“2014 Notes”) generated cash proceeds of $245.7 million.  These proceeds were primarily used to retire all of the 9¾% Senior Secured Notes due in 2010 (“2010 Notes”).  Interest expense for the current quarter was $12.3 million, compared to $6.1 million in the prior year period.  The current quarter includes the effects of extinguishing our 2010 Notes and the issuance of our 2014 Notes.  Non-recurring costs of the refinancing include both the write-off of deferred financing fees of $2.2 million and incremental interest expense of $1.7 million due to the period of time that elapsed between the issuance of the 2014 Notes and the extinguishment of the 2010 Notes.  The remaining increase is primarily attributable to the higher interest rates and debt issuance costs related to the 2014 Notes.

Segment Operating Results

Tissue

Net sales for our tissue segment were $107.8 million during the Fiscal 2010 three month period, an increase of $4.4 million, or 4.2% from $103.4 million in the comparable prior year period.  The increase was due primarily to increased sale volumes, an improved mix with respect to converting tons sold, and moderate price improvement.  Net selling price per ton increased to $1,625 for the Fiscal 2010 three month period from $1,605 for the Fiscal 2009 three month period.  This increase in net selling price per ton was primarily the result of improvements in product mix as a result of higher converted tissue sales, and to a smaller extent, an increase in converted product selling prices, partially offset by downward pricing pressure brought on by lower pulp prices. The increase in converting tons sold reflects continued organic growth in our converting business and results from the APF Acquisition for the full three month period in Fiscal 2010, compared to only two months of ownership in the Fiscal 2009 three month period.  For the Fiscal 2010 three month period, we sold 66,312 tons of tissue compared to 64,416 tons in the Fiscal 2009 three month period.

Operating income was $15.4 million compared to $6.1 million, driven by the factors discussed above, and was also due to reduced fiber and energy prices and increased sales of our converted tissue products, which leveraged our ability to incrementally use more internally manufactured hardrolls.

Machine-Glazed

Net sales for our machine-glazed tissue segment for the Fiscal 2010 three month period were $27.9 million, a decrease of $0.8 million or 2.8%, compared to $28.7 million in the comparable prior year period.  Tons sold during the fiscal 2010 period increased 11.6%, but this increase was offset by a decline in selling prices associated with lower pulp prices.  Net selling price per ton was $1,393 for the Fiscal 2009 three month period compared to $1,213 per ton for the Fiscal 2010 three month period.  For the Fiscal 2010 three month period, we sold 23,016 tons of machine-glazed tissue compared to 20,621 tons in the Fiscal 2009 three month period.

Operating income was $1.3 million in the current quarter compared to $0.3 million in the Fiscal 2009 period.  The improvement was primarily attributable to lower pulp and energy prices, along with favorable machine productivity.

Foam

Net sales and operating income for our foam segment was $2.1 million and $0.6 million in the fiscal 2010 period, respectively, compared to $0.9 million and $0.2 million in the prior year period.   The increase was primarily due to the timing of the APF Acquisition and lower resin prices, the primary raw material used to manufacture our foam products.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and special items (Adjusted EBITDA) for the second quarter ended August 27, 2009 totaled $23.3 million, compared to $13.2 million for the comparable period in the prior fiscal year.

Notice Relating to the Use of Non-GAAP Measures

Attached to this press release are tables setting forth the Company’s fiscal second quarter consolidated statements of operations, financial position and selected consolidated financial data, including information concerning the Company’s cash flow position, selected consolidated segment data, reconciliations of consolidated net income to consolidated EBITDA and reconciliations of consolidated EBITDA to consolidated Adjusted EBITDA.  EBITDA and Adjusted EBITDA are not  measures of performance under U.S. generally accepted accounting principles and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities or other operating or cash flow data prepared in accordance with generally accepted accounting principles.  The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are used by management to evaluate the Company’s financial performance.  Adjusted EBITDA is defined as EBITDA adjusted for items which are expenses that are considered outside the normal operations of the business.

Cellu Tissue’s management invites you to listen to its conference call on October 8, 2009 at 10:00 a.m. EST regarding fiscal second quarter 2010 consolidated financial results.  The dial-in number is (800) 230-1074 or International (612) 288-0337; participant code 118371.   A taped replay of the conference call will be available after 12:30 p.m. October 8, 2009 until October 22, 2009.  The number to call for the taped replay is (800) 475-6701 or International (320) 365-3844, access code 118371.

Cellu Tissue Holdings, Inc. (“CTH”) is a leading North American producer of consumer-oriented private label tissue products with a growing presence in the value retail tissue market.

For more information, contact Cellu Tissue Holdings, Inc. at www. cellutissue.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the Company’s future financial performance.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements included in this document are based upon information available to Cellu Tissue as of the date hereof, and Cellu Tissue assumes no obligation to update any such forward-looking statements. Such statements and any other forward-looking statements are subject to risks, assumptions and uncertainties that may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements, including risks related to energy and fiber costs, the growth of our converted tissue business and synergies relating to the APF Acquisition and any other risks described in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009 and subsequent filings with the SEC.

CELLU TISSUE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended		For the six months ended
	August 27, 2009	August 28, 2008	August 27, 2009	August 28, 2008
Net sales	$137,796,650	$133,012,856	$256,724,872	$247,540,417
Cost of goods sold	115,154,471	122,012,927	214,269,375	224,752,584
Gross profit	22,642,179	10,999,929	42,455,497	22,787,833

Selling, general and administrative expenses	5,164,488	4,163,350	10,434,429	9,123,192
Terminated acquisition-related transaction costs	—	65,044	—	140,044
Stock compensation expense	191,260	226,987	422,480	445,493
Amortization expense	1,079,268	802,435	2,135,692	802,435
Income from operations	16,207,163	5,742,113	29,462,896	12,276,669

Interest expense, net	12,331,443	6,061,057	18,837,994	11,040,745
Foreign currency loss	356,287	127,700	713,226	84,620
Other expense (income)	(355,871)	8,910	(372,445)	38,418
Income before income tax (benefit) expense	3,875,304	(455,554)	10,284,121	1,112,886

Income tax (benefit) expense	1,157,830	(208,471)	5,255,782	367,499
Net income (loss)	$2,717,474	$(247,083)	$5,028,339	$745,387

CELLU TISSUE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	August 27,	February 28,
	2009	2009

ASSETS
Current Assets:
Cash and cash equivalents	$22,026,586	$361,035
Receivables, net	50,608,827	54,065,899
Inventories	39,240,582	47,216,049
Prepaid expenses and other current assets	2,762,231	2,085,774
Income tax receivable	114,076	174,084
Deferred income taxes	6,076,578	3,515,295
Total Current Assets	120,828,880	107,418,136

Property, Plant and Equipment, net	304,560,737	301,987,941
Goodwill	41,020,138	41,020,138
Other intangibles	29,536,785	31,672,477
Other assets	10,501,950	1,948,108
Total Assets	$506,448,490	$484,046,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdrafts	$—	$3,285,420
Revolving line of credit	—	18,530,824
Accounts payable	22,200,416	16,726,143
Accrued expenses	26,334,867	26,548,639
Accrued interest	7,042,583	10,160,124
Other current liabilities	16,730,056	17,448,707
Current portion of long-term debt	760,000	760,000
Total Current Liabilities	73,067,922	93,459,857

Long-term debt, less current portion	268,352,692	242,361,944
Deferred income taxes	80,065,490	75,110,277
Other liabilities	6,091,431	5,378,059

Stockholders’ Equity:
Common stock, Class A, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	1	1
Capital in excess of par value	71,371,341	70,948,860
Accumulated earnings	8,726,410	3,698,071
Accumulated other comprehensive loss	(1,226,797)	(6,910,269)
Total Stockholders’ Equity	78,870,955	67,736,663
Total Liabilities and Stockholders’ Equity	$506,448,490	$484,046,800

CELLU TISSUE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	August 27, 2009	August 28, 2008

Cash flows from operating activities
Net income	$5,028,339	$745,387
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,050,067	11,722,167
Amortization of intangibles	2,135,692	802,435
Amortization of deferred financing fees	479,707	70,197
Accretion of debt discount	976,448	600,929
Loss from write-off of discount on notes	1,911,471	—
Write-off of deferred financing fees	299,803	—
Stock-based compensation	422,480	445,493
Deferred income taxes	2,393,930	183,283
Loss on disposal of fixed asset	147,241	—
Loss from natural gas swaps	—	835,484
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	4,287,654	(10,094,518)
Inventories	8,699,026	(611,272)
Prepaid expenses, other current assets and income tax receivable	(757,153)	254,655
Other	368,092	(665,725)
Accounts payable, accrued expenses and accrued interest	2,429,452	2,436,384
Total adjustments	35,843,910	5,979,512
Net cash provided by operating activities	40,872,249	6,724,899

Cash flows from investing activities
Cash paid for acquisition, net of cash acquired	—	(63,829,401)
Capital expenditures	(11,162,014)	(4,820,549)
Net cash used in investing activities	(11,162,014)	(68,649,950)

Cash flows from financing activities
Equity investment by shareholders	—	15,001,466
Bank overdrafts	(3,285,420)	—
Borrowings on revolving line of credit, net	22,350,147	51,000,000
Payments on revolving line of credit, net	(40,880,971)	(37,800,000)
Payments on long-term debt	(380,000)	(380,000)
Retirement of long-term debt	(222,255,572)	—
Payment of deferred financing fees	(9,346,462)	(847,813)
Net proceeds from bond offering	245,738,400	36,900,000
Net cash (used in) provided by financing activities	(8,059,878)	63,873,653

Effect of foreign currency	15,194	(228,359)
Net increase in cash and cash equivalents	21,665,551	1,720,243
Cash and cash equivalents at beginning of period	361,035	883,388
Cash and cash equivalents at end of period	$22,026,586	$2,603,631

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION (Unaudited)

BUSINESS SEGMENTS

	Three Months Ended
	August 27,	August 28,
	2009	2008
NET SALES:
Tissue	$107,781,026	$103,413,826
Machine-Glazed Tissue	27,925,877	28,718,124
Foam	2,089,747	880,906
Consolidated	$137,796,650	$133,012,856

INCOME FROM OPERATIONS:
Tissue	$15,356,475	$6,112,624
Machine-Glazed Tissue	1,326,574	253,267
Foam	603,382	178,657
Segment income from operations	17,286,431	6,544,548
Amortization expense	(1,079,268)	(802,435)
Consolidated	$16,207,163	$5,742,113

	Six Months Ended
	August 27,	August 28,
	2009	2008
NET SALES:
Tissue	$201,248,387	$189,210,876
Machine-Glazed Tissue	51,519,942	57,448,635
Foam	3,956,543	880,906
Consolidated	$256,724,872	$247,540,417

INCOME FROM OPERATIONS:
Tissue	$27,711,329	$12,167,787
Machine-Glazed Tissue	2,666,960	732,660
Foam	1,220,299	178,657
Segment income from operations	31,598,588	13,079,104
Amortization expense	(2,135,692)	(802,435)
Consolidated	$29,462,896	$12,276,669

CELLU TISSUE HOLDINGS, INC,

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA

(Unaudited)

($ in thousands)

	Three Months Ended
	August 27,	August 28,
	2009	2008

NET INCOME (LOSS)	$2,717	$(247)
Add back:
Depreciation	6,122	5,868
Amortization	1,079	802
Interest expense	12,331	6,061
Income tax expense (benefit)	1,159	(208)
EBITDA	$23,408	$12,276

	Six Months Ended
	August 27,	August 28,
	2009	2008

NET INCOME	$5,028	$745
Add back:
Depreciation	12,050	11,722
Amortization	2,136	802
Interest expense, net	18,838	11,041
Income tax expense	5,256	367
EBITDA	$43,308	$24,677

CELLU TISSUE HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED EBITDA  TO CONSOLIDATED ADJUSTED EBITDA

(Unaudited)

($ in thousands)

	Three Months Ended	Three Months Ended
	August 27, 2009	August 28, 2008

EBITDA	$23,408	$12,276
Add back (a) :
Equipment/facility moves (2)	20	—
Insurance recovery (3)	(346)	—
Stock compensation (4)	191	227
Inventory step-up adjustment (5)	—	283
APF Transition Costs (6)		334
Terminated Acquisition Costs (7)		115
ADJUSTED EBITDA	$23,273	$13,235

	Six Months Ended	Six Months Ended
	August 27, 2009	August 28, 2008

EBITDA	$43,308	$24,678
Add back (a) :
Mill Fire (1)	250	—
Equipment/facility moves (2)	373	—
Insurance recovery (3)	(346)	—
Stock compensation (4)	422	445
Inventory step-up adjustment (5)	—	284
APF Transition Costs (6)	—	334
Terminated Acquisition Costs (7)	—	233
Mississippi Sales & Use Tax (8)		258
ADJUSTED EBITDA	$44,007	$26,232

(a)          Add backs represent adjustments to EBITDA for items which are either noncash in nature or expenses that are considered outside the normal operations of the business as more fully explained below:

(1)          Costs incurred with respect to fire damage at one of our mills.

(2)          Costs incurred to move Hauppauge operations to Central Islip which was completed during the three months ended August 27, 2009.

(3)          Insurance recovery as a result of equipment that was damaged in transit.

(4)          Non cash compensation expense related to the vesting of restricted stock awards and stock option awards.

(5)          Inventory step up adjustment related to purchase accounting for APF acquisition.

(6)          Transition costs related to the APF acquisition.

(7)          Deal costs for acquisitions that were ultimately not completed.

(8)          Sales and use tax assessment based on audit of prior periods.